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                                                                    EXHIBIT 23.3


              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


To Boron, LePore & Associates, Inc.

We consent to the incorporation by reference in the registration statement of Boron, LePore & Associates, Inc. (the "Company") on Form S-8 being filed by the Company during November 1998 of our report dated April 10, 1996, on our audit of the financial statements of Boron, LePore & Associates, Inc. for the year ended December 31, 1995, which report is included in the Annual Report on Form 10-K for the year ended December 31, 1997.



                                    /s/ M.R. Weiser & Co. LLP
                                    M.R. WEISER & CO. LLP



New York, N.Y.

November 20, 1998